Exhibit 23(i)

January 27, 2010

The Board of Directors of the IndexIQ ETF Trust
800 Westchester Avenue, Suite N-611
Rye Brook, New York 10573

IndexIQ ETF Trust (Registration Nos. 333-152915 and 811-22227) with respect to
IQ Australia Small Cap ETF
IQ Canada Small Cap ETF
IQ Hong Kong Small Cap ETF
IQ Indonesia Small/Mid Cap ETF
IQ Malaysia Small/Mid Cap ETF
IQ Singapore Small Cap ETF
IQ South Korea Small Cap ETF
IQ Taiwan Small Cap ETF
IQ Thailand Small/Mid Cap ETF
IQ Natural Gas Small Cap Equity ETF
IQ Global Crude Oil Small Cap Equity ETF
IQ Global Gold Small Cap Equity ETF
IQ Global Agribusiness Small Cap Equity ETF
(each a “Fund” and collectively the “Funds”)

Ladies and Gentlemen:

     We have acted as counsel for IndexIQ ETF Trust, a Delaware statutory trust (the “Trust”), in connection with the Trust’s filing on August 8, 2008 with the Securities and Exchange Commission (the “Commission”) of its Registration Statement on Form N-1A (as amended, the “Registration Statement”) under the Securities Act of 1933 (the “1933 Act”) (No. 333-152915) and under the Investment Company Act of 1940 (No. 811-22227) and the Trust’s filings on November 16, 2009 and January 27, 2010 with the Commission of its Post-Effective Amendments Nos. 10 and 11 to the Registration Statement under the 1933 Act, respectively, relating to the issuance and sale by the Trust of an unlimited number of authorized shares of each of its Funds (the “Shares”).

The Board of Directors of the IndexIQ ETF Trust
January 27, 2010

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Trust's Declaration of Trust, as amended to date, (c) the Trust's By-laws, as amended to date, (d) resolutions of the Board of Trustees of the Trust related to the Shares and the Funds; (e) the pertinent provisions of the constitution and laws of the State of Delaware; and (f) such other instruments, documents, statements and records of the Trust and others and other such statutes as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

     In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

     Based upon the foregoing, we are of the opinion that the Shares proposed to be offered and sold pursuant to the Registration Statement, when it is made effective by the Commission or otherwise pursuant to the rules and regulations of the Commission, will have been validly authorized and, when sold in accordance with the terms of the Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Trust.

     This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is limited to the Delaware statutory trust laws governing matters such as the authorization and issuance of the Shares, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws.

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The Board of Directors of the IndexIQ ETF Trust
January 27, 2010

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Commission, and to the use of our name in the Registration Statement under the caption “General Information” in the prospectus that is a part thereof and under the caption “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information that is a part thereof and in any revised or amended versions thereof. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, as amended, and the rules and regulations thereunder.

Respectfully submitted,

/s/ Katten Muchin Rosenman LLP
KATTEN MUCHIN ROSENMAN LLP